JOINT FILING INFORMATION

Reporting Person:	INDABA CAPITAL MANAGEMENT, LLC

Address:	ONE LETTERMAN DRIVE BUILDING D, SUITE DM700 SAN FRANCISCO, CA 94129

Designated Filer:	INDABA CAPITAL MANAGEMENT, LLC

Issuer and Symbol:	NIMIN ENERGY CORP. (NEYYF)

Date of Event Requiring Statement:	12/06/2012

Signature:	/s/ Hank Brier, as General Counsel
Hank Brier, as General Counsel

Reporting Person:	INDABA PARTNERS, LLC

Address:	ONE LETTERMAN DRIVE BUILDING D, SUITE DM700 SAN FRANCISCO, CA 94129

Designated Filer:	INDABA CAPITAL MANAGEMENT, LLC

Issuer and Symbol:	NIMIN ENERGY CORP. (NEYYF)

Date of Event Requiring Statement:	12/06/2012

Signature:	/s/ Hank Brier, as General Counsel
Hank Brier, as General Counsel

Reporting Person:	INDABA CAPITAL FUND, L.P.

Address:	C/O MAPLES CORPORATE SERVICES LIMITED PO BOX 309, UGLAND HOUSE GRAND CAYMAN KY1-1104, CAYMAN ISLANDS

Designated Filer:	INDABA CAPITAL MANAGEMENT, LLC

Issuer and Symbol:	NIMIN ENERGY CORP. (NEYYF)

Date of Event Requiring Statement:	12/06/2012

Signature:	/s/ Hank Brier, as General Counsel of Indaba Partners,
LLC, the general partner of Indaba Capital Fund, L.P.
Hank Brier, as General Counsel of Indaba Partners,
LLC, the general partner of Indaba Capital Fund, L.P.

Reporting Person:	DEREK C. SCHRIER

Address:	ONE LETTERMAN DRIVE BUILDING D, SUITE DM700 SAN FRANCISCO, CA 94129

Designated Filer:	INDABA CAPITAL MANAGEMENT, LLC

Issuer and Symbol:	NIMIN ENERGY CORP. (NEYYF)

Date of Event Requiring Statement:	12/06/2012

Signature:	/s/ Derek C. Schrier
Derek C. Schrier